CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298733 on Form S-6 of our report dated October 20, 2026, relating to the financial statement of The First Trust(R) Combined Series 640, comprising Tax Exempt Municipal Income Trust, Series 344, one of the series constituting The First Trust(R) Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 20, 2026